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                                                                    Exhibit 2.2

                                SECOND AMENDMENT

                                       TO

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

                                       OF

                        CORPORATE OFFICE PROPERTIES, L.P.

         THIS AMENDMENT (this "Amendment"), dated October 13, 1998, pertains to that certain Amended and Restated Limited Partnership Agreement, dated as of March 16, 1998, as amended by that certain First Amendment to Amended and Restated Limited Partnership Agreement, dated as of September 28, 1998 (collectively, the "Partnership Agreement"), of CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (the "Partnership"). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Partnership Agreement.

                                   BACKGROUND

         The Partnership, by assignment from its affiliate COPT ACQUISITIONS, INC., is a party to that certain Contribution Agreement dated as of September 30, 1998 (the "Contribution Agreement") pursuant to which, among other things, the Partnership has agreed to acquire certain real and personal property owned by M.O.R. XXIX ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("Contributor"), in consideration for, among other things, Partnership Interests in the Partnership. Pursuant to Sections 8.7 and 11.1(B) of the Partnership Agreement, the General Partner of the Partnership has the power and authority to admit any Person making a Capital Contribution as an Additional Limited Partner. The General Partner, pursuant to the exercise of such authority and in accordance with Sections 8.8 of the Partnership Agreement, has determined to execute this Amendment to evidence the issuance of additional Partnership Interests and the admission of Contributor as a Limited Partner of the Partnership.

         NOW, THEREFORE, the parties hereto, for good and sufficient consideration and intending to be legally bound, hereby amend the Partnership Agreement as follows;

         1. The Partnership Agreement is hereby amended to reflect the admission of Contributor as a Limited Partner on the date hereof.

         2. The Partnership shall issue to Contributor the number of Partnership Units contemplated by the Contribution Agreement. The Partnership Interests evidenced by the Partnership Units issued hereby shall have the same rights, preferences, privileges and designations as the Limited Partner Partnership Interests which have heretofore been issued by the Partnership, including, but not limited to, the right to redeem such Partnership Interests in accordance with Article IX of the Partnership Agreement.


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         3. By execution of this Amendment, Contributor agrees to be bound by each and every term of the Partnership Agreement, as amended hereby, from and after the date hereof, including, but not limited to, Section 12.3 of the Partnership Agreement.

         4. Except as expressly set forth in this Amendment, the Partnership Agreement is hereby ratified and confirmed in each and every respect.

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                    (signatures continued from previous page)

                  IN WITNESS WHEREOF, this Amendment is executed and delivered as of the date first written above.

                              General Partner:

                              CORPORATE OFFICE PROPERTIES TRUST, a
                              Maryland real estate investment trust

                              By:
                                 -------------------------------
                              Name: Randall M. Griffin
                              Its:  President

                              Contributor:

                              M.O.R. XXIX ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership

                              By: RA & DM, Inc., a Maryland corporation, its general partner

                              By:
                                 -------------------------------
                              Name:  Richard M. Alter
                              Its:   President

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